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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the reference in the Registration Statement of Blue Rhino Corporation on Form S-1 of our audit of the financial statements of Blue Rhino Corporation as of July 31, 1994, and for the initial period beginning March 24, 1994 and ending July 31, 1994, in the section "Selected Consolidated Financial Data" and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration statement.


/s/ The Daniel Professional Group, Inc.
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The Daniel Professional Group, Inc.


March 9, 1998
Winston-Salem, North Carolina